UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4365 Executive Dr., Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-8130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 3, 2013, representatives of Conatus Pharmaceuticals Inc. (“Conatus”) will be attending meetings with investors, analysts and others in connection with the Piper Jaffray 25th Annual Healthcare Conference in New York, New York. During these meetings, Conatus will present the slides attached as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

* * *

By filing this Current Report on Form 8-K and furnishing this information, Conatus makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of Conatus’ filings with the SEC and other public announcements that Conatus makes, by press release or otherwise, from time to time. Conatus undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

This Current Report on Form 8-K and the attached exhibit contain forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Current Report on Form 8-K and the attached exhibit, including statements regarding unmet medical need in liver disease populations, market potential for emricasan, planned filings in the United States and European Union for emricasan, potential partnerships with respect to emricasan outside the United States and European Union, emricasan’s potential in larger disease populations, Conatus’ planned use of its initial public offering proceeds, Conatus’ future financial position, research and development costs, timing and likelihood of success and clinical development plans for emricasan in ACLF, CLF, HCV-POLT, NASH, NAFLD and severe renal impairment, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions, including: the potential development of curative therapies for the indications for which Conatus intends to develop and commercialize emricasan, if approved; changes in the planned use of proceeds from Conatus’ initial public offering; Conatus’ ability to maintain sufficient capital to advance the clinical development of emricasan and fund Conatus’ operations; Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; Conatus’ ability to obtain orphan drug exclusivity for emricasan for any indication; results of future clinical trials of emricasan; the potential for competing products to limit the clinical trial enrollment opportunities for emricasan in certain indications; the uncertainty of the FDA approval process and other regulatory requirements; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ limited operating history and its ability to operate successfully as a public company; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; and those described in Conatus’ periodic reports it files with the SEC. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Slide presentation dated December 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2013	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation dated December 3, 2013